UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2017

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2017, Capricor Therapeutics, Inc. (the “Company”) received a written notice (the “June 27 Notice”) from the Nasdaq Stock Market (“NASDAQ”) indicating that the Company’s market capitalization has fallen below the minimum market value required under NASDAQ Rule 5550(b)(2) based on the market value of the Company’s listed securities for the preceding 30 business days. The minimum market value of listed securities for continued listing on the Nasdaq Capital Market is $35 million.

Under NASDAQ Rule 5810(c)(3)(C), the Company has a 180 calendar day period from the date of the June 27 Notice to regain compliance by meeting the continued listing standard. The 180 day period will expire on December 26, 2017. The continued listing standard will be met if the market value of the Company’s listed securities closes at $35 million or more for a minimum of 10 consecutive business days during such grace period. If the Company is unable to regain compliance during the 180 calendar day grace period and receives a delisting determination from NASDAQ it may, at that time, request a hearing to remain on The Nasdaq Capital Market, which request will ordinarily suspend such delisting determination until a decision by NASDAQ subsequent to the hearing.

In addition, due to the drop in the Company’s price for its common stock (the “Common Stock”) below a closing bid price of $1.00 per share on June 29, 2017, the Company received a written notice (the “June 29 Notice”) from NASDAQ indicating that the Company has not been in compliance with the minimum bid price requirement set forth in NASDAQ Rule 5550(a)(2) for a period of 30 consecutive business days. NASDAQ Rule 5550(a)(2) requires listed securities to maintain a minimum closing bid price of $1.00 per share, and NASDAQ Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the June 29 Notice, or until December 26, 2017, to regain compliance with the minimum closing bid price requirement. The Company can achieve compliance with the minimum closing bid price requirement if, during the compliance period, the minimum closing bid price per share of the Common Stock is at least $1.00 for a minimum of ten consecutive business days. The Company anticipates that the shares of Common Stock will continue to be listed and traded on the Nasdaq Capital Market during the compliance period(s).

Neither the June 27 Notice nor the June 29 Notice has any immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Common Stock. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. There can be no assurance that the Company will be successful in maintaining its listing of the Common Stock on The Nasdaq Capital Market.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with NASDAQ Rules 5550(a)(2) and 5550(b)(2) during any compliance period or in the future, or otherwise meet NASDAQ compliance standards thereafter. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: July 3, 2017	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer